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                                                                     EXHIBIT 5
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                                                 PRICEWATERHOUSECOOPERS LLP
                                                 CHARTERED ACCOUNTANTS
                                                 900 Rene-Levesque Blvd East
                                                 Suite 500
                                                 Quebec Quebec
                                                 Canada G1R 2B5
                                                 Telephone + 1 (418) 522 7001
                                                 Facsimile + 1 (418) 522 5663







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of AEterna Laboratories Inc. for the year ended December 31, 2002 of our report dated January 31, 2003 relating to the consolidated financial statements for the three-years ended December 31, 2002.





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CHARTERED ACCOUNTANTS

Quebec, Quebec, Canada
May 12, 2003

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.